Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS
SECOND QUARTER FISCAL 2016 RESULTS

•	Net sales for second quarter fiscal year 2016 were $954.8 million

•
Operating income for second quarter fiscal year 2016 was $110.0 million and included a charge of $5.4 million related to a facility consolidation in the Aerospace Systems Group. Excluding this charge, operating income was $115.4 million, reflecting an operating margin of 12%

•	Net income for second quarter fiscal year 2016 was $61.6 million, or $1.25 per diluted share. Excluding the facility consolidation charge noted above, earnings per share were $1.32 per diluted share

•	Cash flow utilization from operations for second quarter fiscal year 2016 was $30.1 million

BERWYN, Pa. - October 28, 2015 - Triumph Group, Inc. (NYSE: TGI) today reported financial results for its second quarter of fiscal year 2016, which ended September 30, 2015.

“Triumph’s adjusted second quarter earnings were in line with our expectations. The Aerospace Systems Group and the Aftermarket Services Group sustained strong operating margins in spite of a decline in sales. Operating results in our Aerostructures segment were consistent with our expectations as we continued to focus on improving execution and expanding margins. The Gulfstream wing programs are progressing well with improved labor and quality performance and cash burn lower than anticipated,” said Richard C. Ill, Triumph’s President and Chief Executive Officer. “We continue to rebalance our portfolio and evaluate opportunities to enhance competitiveness and profitability of all three business segments. Our recent acquisition of Fairchild Controls Corporation extends our capabilities in the Aerospace Systems Group, enhances the growth profile and complements our very strong product portfolio. In addition, we strengthened our long-term relationship with Airbus by securing a five year contract to provide maintenance and repair services for the A320 and A330/340 programs in the Asia Pacific region.”

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Mr. Ill continued, “We are maintaining our fiscal year 2016 revenue and earnings per share guidance and are confident in our ability to realize our tactical goals of optimizing our internal supply chain, enhancing sourcing practices, reducing discretionary spending and capital expenditures and reducing personnel. A new centrally led supply chain operating structure is already identifying efficiencies and eliminating redundancies, and the company is maintaining a lean approach to leverage the resources and reach of the Triumph enterprise. During the quarter, we identified additional facilities that could potentially be consolidated or materially downsized. Our work continues on both the strategic and tactical fronts.”

For the fiscal second quarter of 2016, net sales were $954.8 million, a four percent decrease compared to fiscal second quarter 2015 net sales of $994.1 million. Organic sales for the quarter decreased twelve percent primarily due to production rate reductions on key Aerostructures programs.

Net income for the second quarter of fiscal year 2016 was $61.6 million, or $1.25 per diluted share, compared to $67.4 million, or $1.32 per diluted share, for the second quarter of the prior fiscal year. The quarter’s results included a one-time charge of approximately $5.4 million pre-tax ($0.07 per diluted share) related to a facility consolidation in the Aerospace Systems Group as a result of the ongoing business review. Excluding this charge, net income for the second quarter of fiscal year 2016 was $65.1 million, or $1.32 per diluted share. The prior fiscal year’s quarter included non-recurring costs totaling $7.8 million pre-tax ($0.10 per diluted share). Excluding these costs, earnings per share for the prior fiscal year quarter were $1.42 per diluted share. The number of shares used in computing diluted earnings per share for the second quarter of fiscal year 2016 was 49.3 million shares.

For the quarter ended September 30, 2015, cash flow utilization from operations was $30.1 million, which reflected resolution of a supplier dispute, continued spend on key development programs and short-term growth in working capital.

Net sales for the first six months of fiscal year 2016 were $1.914 billion, a one percent increase from net sales of $1.891 billion for the comparable period of the last fiscal year. Net income for the first six months of fiscal year 2016 was $124.3 million, or $2.52 per diluted share, versus $195.7 million, or $3.79 per diluted share, in the prior year period. The year-to-date results included the facility consolidation costs mentioned above as well as a pension curtailment charge. Excluding these items totaling $8.2 million pre-tax ($0.11 per diluted share), net income for the first six months of fiscal year 2016 was $129.7 million, or $2.63 per diluted share.

During the six months ended September 30, 2015, cash flow utilization from operations was $178.5 million.

Segment Results

Aerostructures

The Aerostructures segment reported net sales of $604.9 million in the second quarter of fiscal year 2016 compared to $632.5 million in the prior fiscal year period. Organic sales for the quarter declined seventeen percent primarily due to decreased production on the C-17, 747-8 and A330 programs.

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Operating income for the second quarter of fiscal year 2016 was $67.1 million, compared to operating income of $70.0 million for the prior year period. The segment’s operating results for the quarter included a net unfavorable cumulative catch-up adjustment on long-term contracts of $6.8 million. The segment’s operating margin for the quarter was eleven percent. Excluding the 747-8 program, the segment’s operating margin for the quarter was twelve percent. Under the current production schedule, the 747-8 program is expected to transition to Boeing in late 2018/early 2019.

Aerospace Systems

The Aerospace Systems segment reported net sales of $280.2 million in the second quarter of fiscal year 2016 compared to $288.9 million in the prior year period, a decrease of three percent, all of which was organic. This decrease was primarily due to lower aftermarket sales, order timing on certain military programs and slower commercial rotorcraft demand. Operating income for the second quarter of fiscal year 2016 was $46.1 million compared to $46.2 million for the prior year period and reflected an operating margin of sixteen percent. The segment’s operating results for the quarter included a charge of approximately $5.4 million related to a facility consolidation action. Excluding this charge, the segment’s operating margin was eighteen percent.

Aftermarket Services

The Aftermarket Services segment reported net sales in the second quarter of fiscal year 2016 of $73.8 million compared to $74.3 million in the prior year period. Organic sales for the quarter declined eleven percent primarily due to decreased demand on commercial aircraft. Operating income for the second quarter of fiscal year 2016 was $9.1 million compared to $11.6 million for the prior year period, reflecting an operating margin of twelve percent. The segment’s operating results for the quarter included expenses associated with a customer bankruptcy of approximately $1.1 million.

Outlook

Based on current aircraft production rates, the company reaffirmed its fiscal year 2016 revenue guidance of $3.9 to $4.0 billion and maintained its full year earnings per share guidance of $5.50 to $5.75 per diluted share, excluding facility consolidation costs and the pension curtailment charge. This guidance does not include additional costs associated with strategic actions that may be taken as a result of the comprehensive business review. Cash available for debt reduction, acquisitions and share repurchases for fiscal year 2016 is now expected to be in the range of $25.0 to $50.0 million and reflects the timing of payments on the Bombardier Global 7000/8000 program, higher than anticipated spend on key development programs and the second quarter resolution of a supplier dispute.

Conference Call

Triumph Group will hold a conference call today, October 28th at 8:30 a.m. (ET) to discuss the second quarter fiscal year 2016 results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from October 28th to November 4th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1664229.

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About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, expected sales, earnings per share and cash flow, operational efficiencies and effects of the acquisition. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2015	2014	2015	2014

Net sales	$954,774	$994,123	$1,914,412	$1,891,028

Operating income	110,047	114,698	217,913	355,222

Interest expense and other	15,631	15,386	33,747	57,746
Income tax expense	32,804	31,866	59,823	101,786

Net income	$61,612	$67,446	$124,343	$195,690

Earnings per share - basic:

Net income	$1.25	$1.32	$2.53	$3.81

Weighted average common shares outstanding - basic	49,219	51,015	49,208	51,351

Earnings per share - diluted:

Net income	$1.25	$1.32	$2.52	$3.79

Weighted average common shares outstanding - diluted	49,308	51,169	49,311	51,627

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2015	2015
Assets
Cash and cash equivalents	$39,089	$32,617
Accounts receivable, net	540,902	521,601
Inventories, net of unliquidated progress payments of $138,696 and $189,923	1,556,487	1,280,274
Rotable assets	52,335	48,820
Deferred income taxes	73,823	145,352
Prepaid and other current assets	28,775	23,069
Current assets	2,291,411	2,051,733

Property and equipment, net	914,304	950,734
Goodwill	2,022,820	2,019,225
Intangible assets, net	934,108	966,365
Other, net	109,928	107,997

Total assets	$6,272,571	$6,096,054

Liabilities & Stockholders' Equity
Current portion of long-term debt	$43,048	$42,255
Accounts payable	399,927	429,134
Accrued expenses	404,273	411,848
	847,248	883,237

Long-term debt, less current portion	1,556,647	1,326,345
Accrued pension and post-retirement benefits, noncurrent	492,433	538,381
Deferred income taxes, noncurrent	401,396	410,543
Other noncurrent liabilities	717,465	801,764

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,307,138 and 49,273,053 shares outstanding	51	51
Capital in excess of par value	849,847	851,940
Treasury stock, at cost, 3,153,782 and 3,187,867 shares	(200,457)	(203,514)
Accumulated other comprehensive loss	(198,677)	(198,910)
Retained earnings	1,806,618	1,686,217
Total stockholders' equity	2,257,382	2,135,784

Total liabilities and stockholders' equity	$6,272,571	$6,096,054
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Sales:
Aerostructures	$604,874	$632,510	$1,216,711	$1,244,670
Aerospace Systems	280,155	288,902	557,803	508,754
Aftermarket Services	73,777	74,343	148,522	141,951
Elimination of inter-segment sales	(4,032)	(1,632)	(8,624)	(4,347)
	$954,774	$994,123	$1,914,412	$1,891,028

Operating Income (Loss):
Aerostructures	$67,099	$70,008	$130,243	$138,827
Aerospace Systems	46,140	46,214	97,393	83,567
Aftermarket Services	9,125	11,620	19,112	22,124
Corporate	(12,317)	(13,144)	(28,835)	110,704
	$110,047	$114,698	$217,913	$355,222

Depreciation and Amortization:
Aerostructures	$25,506	$25,314	$54,225	$50,835
Aerospace Systems	14,251	11,147	26,205	20,665
Aftermarket Services	2,428	1,926	4,890	3,803
Corporate	390	627	789	1,262
	$42,575	$39,014	$86,109	$76,565

Amortization of Acquired Contract Liabilities:
Aerostructures	(20,393)	(4,783)	(44,990)	(9,900)
Aerospace Systems	(10,011)	(10,082)	(20,512)	(13,932)
	$(30,404)	$(14,865)	$(65,502)	$(23,832)

Capital Expenditures:
Aerostructures	$12,897	$23,027	$24,523	$38,638
Aerospace Systems	6,423	10,588	11,934	16,251
Aftermarket Services	711	2,353	1,333	4,033
Corporate	81	29	338	152
	$20,112	$35,997	$38,128	$59,074

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Income	$61,612	$67,446	$124,343	$195,690

Add-back:
Income tax expense	32,804	31,866	59,823	101,786
Interest expense and other	15,631	15,386	33,747	57,746
Curtailment charge	—	—	2,863	—
Gain on legal settlement, net	—	—	—	(134,693)
Amortization of acquired contract liabilities	(30,404)	(14,865)	(65,502)	(23,832)
Depreciation and amortization	42,575	39,014	86,109	76,565

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$122,218	$138,847	$241,383	$273,262

Net Sales	$954,774	$994,123	$1,914,412	$1,891,028

Adjusted EBITDA Margin	13.2%	14.2%	13.1%	14.6%

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$61,612

Add-back:
Income tax expense	32,804
Interest expense and other	15,631

Operating Income (Loss)	$110,047	$67,099	$46,140	$9,125	$(12,317)

Amortization of acquired contract liabilities	(30,404)	(20,393)	(10,011)	—	—
Depreciation and amortization	42,575	25,506	14,251	2,428	390

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$122,218	$72,212	$50,380	$11,553	$(11,927)

Net Sales	$954,774	$604,874	$280,155	$73,777	$(4,032)

Adjusted EBITDA Margin	13.2%	12.4%	18.6%	15.7%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2015
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$124,343

Add-back:
Income tax expense	59,823
Interest expense and other	33,747

Operating Income (Loss)	$217,913	$130,243	$97,393	$19,112	$(28,835)

Curtailment charge	2,863	—	—	—	2,863
Amortization of acquired contract liabilities	(65,502)	(44,990)	(20,512)	—	—
Depreciation and amortization	86,109	54,225	26,205	4,890	789

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$241,383	$139,478	$103,086	$24,002	$(25,183)

Net Sales	$1,914,412	$1,216,711	$557,803	$148,522	$(8,624)

Adjusted EBITDA Margin	13.1%	11.9%	19.2%	16.2%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$67,446

Add-back:
Income tax expense	31,866
Interest expense and other	15,386

Operating Income (Loss)	$114,698	$70,008	$46,214	$11,620	$(13,144)

Amortization of acquired contract liabilities	(14,865)	(4,783)	(10,082)	—	—
Depreciation and amortization	39,014	25,314	11,147	1,926	627

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$138,847	$90,539	$47,279	$13,546	$(12,517)

Net Sales	$994,123	$632,510	$288,902	$74,343	$(1,632)

Adjusted EBITDA Margin	14.2%	14.4%	17.0%	18.2%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$195,690

Add-back:
Income tax expense	101,786
Interest expense and other	57,746

Operating Income	$355,222	$138,827	$83,567	$22,124	110,704

Gain on Legal Settlement, net	(134,693)	—	—	—	(134,693)
Amortization of acquired contract liabilities	(23,832)	(9,900)	(13,932)	—	—
Depreciation and amortization	76,565	50,835	20,665	3,803	1,262

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$273,262	$179,762	$90,300	$25,927	$(22,727)

Net Sales	$1,891,028	$1,244,670	$508,754	$141,951	$(4,347)

Adjusted EBITDA Margin	14.6%	14.6%	18.2%	18.3%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	September 30, 2015			Location on
	Pre-Tax	After-Tax	Diluted EPS	Financial Statements
Income from Continuing Operations - GAAP	$94,416	$61,612	$1.25
Adjustments:
Facility consolidation costs	5,360	3,484	0.07	Aerospace Systems
Adjusted Income from continuing operations - non-GAAP	$99,776	$65,096	$1.32

	Six Months Ended
	September 30, 2015			Location on
	Pre-Tax	After-Tax	Diluted EPS	Financial Statements
Income from Continuing Operations - GAAP	$184,166	$124,343	$2.52
Adjustments:
Facility consolidation costs	5,360	3,484	0.07	Aerospace Systems
Curtailment charge	2,863	1,861	0.04	Corporate
Adjusted Income from continuing operations - non-GAAP	$192,389	$129,688	$2.63

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

	Three Months Ended
	September 30, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$99,312	$67,446	$1.32
Adjustments:
Relocation costs	196	126	0.00		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	5,381	3,465	0.07		Aerostructures (EAC)**
Accelerated Depreciation	2,252	1,450	0.03		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$107,141	$72,487	$1.42	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Six Months Ended
	September 30, 2014			Location on
	Pre-Tax	After-Tax	Diluted EPS	Financial Statements
Income from Continuing Operations - GAAP	$297,476	$195,690	$3.79
Adjustments:
Gain on Legal Settlement	(134,693)	(86,742)	(1.68)	Corporate
Refinancing costs	22,615	14,564	0.28	Corporate
Relocation costs	3,193	2,056	0.04	Aerostructures (Primarily)
Jefferson Street Move:
Disruption	8,741	5,629	0.11	Aerostructures (EAC) **
Accelerated Depreciation	4,627	2,980	0.06	Aerostructures (EAC) **
Adjusted Income from continuing operations - non-GAAP	$201,959	$134,177	$2.60

** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Six Months Ended
	September 30,
	2015	2014

Cash flow from operations, before pension contributions	$(178,455)	$313,815
Pension contributions	—	55,400
Cash (used in) provided by operations	(178,455)	258,415
Less:
Capital expenditures	38,128	59,074
Dividends	3,943	4,090
Free cash flow available for debt reduction, acquisitions and share repurchases	$(220,526)	$195,251

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2015	2015
Calculation of Net Debt
Current portion	$43,048	$42,255
Long-term debt	1,556,647	1,326,345
Total debt	1,599,695	1,368,600
Plus: Deferred debt issuance costs	9,887	10,796
Less: Cash	(39,089)	(32,617)
Net debt	$1,570,493	$1,346,779

Calculation of Capital
Net debt	$1,570,493	$1,346,779
Stockholders' equity	2,257,382	2,135,784
Total capital	$3,827,875	$3,482,563

Percent of net debt to capital	41.0%	38.7%

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